Exhibit 99.1

Perella Weinberg Partners Reports First Quarter 2022 Results

•First Quarter 2022 Revenues of $151.9 Million
•Adjusted Operating Income Margin of 14.8% for the First Quarter 2022; GAAP Operating Loss Margin of (6.8)% for the First Quarter 2022
•Adjusted Net Income of $20.5 Million for the First Quarter 2022; GAAP Net Income of $1.1 Million for the First Quarter 2022
•Year-to-Date have Added Four Advisory Partners, with an Additional Partner Joining the Firm in the Second Quarter; Continue to Add Talent to Support Strategic Growth And Expand Coverage and Expertise
•No Outstanding Indebtedness; Strong Balance Sheet
•Repurchased Equivalent of Approximately 730,000 Shares, Including 559,000 Shares from Net Settlement and 172,000 Shares via Open Market Repurchase Program which Began on March 25, 2022
•Declared Quarterly Dividend of $0.07 Per Share

NEW YORK, NY, May 5, 2022 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the first quarter ended March 31, 2022. The Firm reported first quarter revenues of $151.9 million for the three months ended March 31, 2022, compared with $169.8 million for the three months ended March 31, 2021. GAAP net income and adjusted net income were $1.1 million and $20.5 million, respectively, for the three months ended March 31, 2022, compared with GAAP net income of $22.5 million and adjusted net income of $31.5 million for the three months ended March 31, 2021. GAAP diluted net income per Class A share and adjusted diluted if-converted net income per Class A share were $0.00 and $0.19, respectively, for the three months ended March 31, 2022.

“PWP’s first quarter revenues represented our second highest first quarter revenues in the history of the firm and follow a record year in 2021. Our performance was driven by diversified revenue contribution across our industry groups, products and regions. Near term market volatility aside, our growth opportunity, our growth plan and our growth destination remain unchanged from when we were introduced to the public equity markets and we continue to execute against these initiatives. Our focus remains simple: providing trusted, expert advice to our clients, developing and attracting the best people to our firm and delivering maximum value to PWP shareholders.” stated Peter Weinberg, Chief Executive Officer.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		Adjusted
	Three Months Ended March 31,
	2022	2021	2022	2021
Revenues	$151,876	$169,802	$151,876	$169,802
Operating expenses
Total compensation and benefits	128,135	115,627	97,201	109,305
Non-compensation expenses	34,100	26,131	32,168	24,486
Operating income (loss)	(10,359)	28,044	22,507	36,011
Total non-operating income (expenses)	14,407	(3,513)	2,438	(2,479)
Income (loss) before provision for income taxes	4,048	24,531	24,945	33,532
Income tax benefit (expense)	(2,996)	(2,024)	(4,438)	(2,024)
Net income (loss)	$1,052	$22,507	$20,507	$31,508
Net income (loss) attributable to non-controlling interests	(7,842)
Net income (loss) attributable to Perella Weinberg Partners	$8,894
Net income (loss)			$20,507
Less: Adjusted income tax benefit (expense)			4,438
Add: If-converted tax impact			(7,557)
Adjusted if-converted net income (loss)			$17,388
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$0.19
Diluted	$0.00
Diluted, If-Converted			$0.19
Weighted-average shares of Class A common stock outstanding (1)
Basic	45,917,935
Diluted	93,231,332		93,526,548

(1)The Company analyzed the calculation of net income (loss) per share for periods prior to June 24, 2021, the date of the business combination with FinTech Acquisition Corp. IV on June 24, 2021 (the “Business Combination”) and determined that it resulted in values that would not be meaningful to the users of the condensed consolidated financial statements; therefore, net income (loss) per share information has not been presented for periods prior to the Business Combination. Similarly, adjusted net income (loss) per Class A share - Diluted, If Converted for the three months ended March 31, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For the first quarter 2022, revenues were $151.9 million, a decrease of 11% from $169.8 million for the first quarter 2021, which represented a record first quarter for the firm. The period-over-period decline was largely driven by a reduction in mergers and acquisition activity in our U.S. business, partially offset by an increase in non-U.S. mergers and acquisitions completions. The decrease in revenues can be attributed to fewer advisory transaction completions despite a moderate increase in average fee size per client, as compared to the same period in 2021.

Expenses

	U.S. GAAP		Adjusted
(Dollars in thousands)	Three Months Ended March 31,
	2022	2021	2022	2021
Operating expenses
Total compensation and benefits	$128,135	$115,627	$97,201	$109,305
% of Revenues	84%	68%	64%	64%
Non-compensation expenses	$34,100	$26,131	$32,168	$24,486
% of Revenues	22%	15%	21%	14%

GAAP total compensation and benefits were $128.1 million for the three months ended March 31, 2022, compared to $115.6 million for the three months ended March 31, 2021. Adjusted total compensation and benefits were $97.2 million for the three months ended March 31, 2022, compared to $109.3 million for the three months ended March 31, 2021. The increase in GAAP total compensation and benefits was due to increased equity-based compensation related to RSUs issued in connection with the Business Combination partially offset by a smaller bonus accrual associated with the decrease in revenues. The decrease in adjusted total compensation and benefits for the three months ended March 31, 2022 compared to the three months ended March 31, 2021 was due to a smaller bonus accrual associated with lower revenues.

GAAP non-compensation expenses were $34.1 million for the three months ended March 31, 2022, compared with $26.1 million for the three months ended March 31, 2021. Adjusted non-compensation expenses were $32.2 million for the three months ended March 31, 2022, compared with $24.5 million for the three months ended March 31, 2021. The increase experienced in both GAAP non-compensation expenses and non-compensation expenses on an adjusted basis was primarily driven by an increase in professional fees related to consulting, recruiting and general legal expenses, increased public company costs including D&O insurance, and an increase in travel and related expenses as pandemic-related travel restrictions began to ease in 2022.

Provision for Income Taxes

Perella Weinberg Partners currently owns 50.35% of the operating partnership (PWP Holdings LP) and is subject to corporate U.S. federal and state income tax. Income earned by the operating partnership is subject to certain state and foreign income taxes.

Prior to the close of the Business Combination on June 24, 2021, all of our operating income was derived from the predecessor PWP entity and was not subject to corporate U.S. income tax.

For the three months ended March 31, 2022, for purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A Common Stock, and as if all of our income was subjected to a 30% blended effective rate applicable to the adjusted net income.

Balance Sheet and Capital Management

As of March 31, 2022, PWP had $223.1 million of cash and cash equivalents. The Firm has no outstanding indebtedness and has an undrawn revolving credit facility.

The Board of Directors of PWP has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on June 2, 2022 to Class A common stockholders of record on May 19, 2022.

During the first quarter, PWP net settled 559,403 share equivalents to satisfy tax withholding obligations at an average price per share of $10.86, and repurchased 172,303 shares during the last five trading days of the quarter at an average price per share of $9.26 in open market transactions pursuant to PWP’s Class A common stock repurchase program which went into effect on March 25, 2022. The aggregate 731,706 shares were acquired at an average price per share of $10.48.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, May 5, 2022 at 9:00 am ET to discuss PWP’s financial results for the first quarter ended March 31, 2022.

The conference call will be made available in the Investors section of PWP’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (844) 826-3033

•International: (412) 317-5185

•Conference ID: 10165467

Replay

A replay of the call will also be available on PWP’s website approximately two hours after the live call through May 19, 2022. To access the replay, dial (844) 512-2921 (Domestic) or (412) 317-6671 (International). The replay pin number is 10165467. The replay can also be accessed on the investors section of PWP’s website at https://investors.pwpartners.com/.

About PWP

Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 600 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Additional Information

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of PWP’s website at https://investors.pwpartners.com/.

Contacts

For Perella Weinberg Partners Investor Relations: investors@pwpartners.com
For Perella Weinberg Partners Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•the projected financial information, anticipated growth rate, and market opportunity of the Firm;
•the ability to maintain the listing of the Firm’s Class A common stock and warrants on Nasdaq following the Business Combination;
•our public securities’ potential liquidity and trading;
•our success in retaining or recruiting partners and other employees, or changes related to, our officers, key employees or directors following the completion of the Business Combination;
•members of our management team allocating their time to other businesses and potentially having conflicts of interest with our business;
•factors relating to the business, operations and financial performance of the Firm, including:
•whether the Firm realizes all or any of the anticipated benefits from the Business Combination;
•whether the Business Combination results in any increased or unforeseen costs or has an impact on the Firm’s ability to retain or compete for professional talent or investor capital;
•global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing rapid, worldwide spread of a novel strain of coronavirus and the pandemic caused thereby (collectively, “COVID-19”) as well as the impact of recent hostilities between Russia and Ukraine;
•the Firm’s dependence on and ability to retain working partners and other key employees;
•the Firm’s ability to successfully identify, recruit and develop talent;
•risks associated with strategic transactions, such as joint ventures, strategic investments, acquisitions and dispositions;
•conditions impacting the corporate advisory industry;
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

•the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;
•the high volatility of the Firm’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;
•the ability of the Firm’s clients to pay for its services, including its restructuring clients;
•the Firm’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Firm’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;
•strong competition from other financial advisory and investment banking firms;
•potential impairment of goodwill and other intangible assets, which represent a significant portion of the Firm’s assets;
•the Firm’s successful formulation and execution of its business and growth strategies;
•the outcome of third-party litigation involving the Firm;
•substantial litigation risks in the financial services industry;
•cybersecurity and other operational risks;
•the Firm’s ability to expand into new markets and lines of businesses for the advisory business;
•exposure to fluctuations in foreign currency exchange rates;
•assumptions relating to the Firm’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; and
•extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest)

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Firm. There can be no assurance that future developments affecting the Firm will be those that the Firm has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Firm’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 11, 2022 and the other documents filed by the Firm from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Firm undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2022	2021
Revenues	$151,876	$169,802
Expenses
Compensation and benefits	87,245	109,470
Equity-based compensation	40,890	6,157
Total compensation and benefits	128,135	115,627
Professional fees	10,303	5,728
Technology and infrastructure	7,556	6,956
Rent and occupancy	5,729	6,702
Travel and related expenses	2,294	661
General, administrative and other expenses	5,275	2,204
Depreciation and amortization	2,943	3,880
Total expenses	162,235	141,758
Operating income (loss)	(10,359)	28,044
Non-operating income (expenses)
Related party income	558	2,209
Other income (expense)	1,911	(1,854)
Change in fair value of warrant liabilities	12,006	—
Interest expense	(68)	(3,868)
Total non-operating income (expenses)	14,407	(3,513)
Income (loss) before income taxes	4,048	24,531
Income tax benefit (expense)	(2,996)	(2,024)
Net income (loss)	1,052	$22,507
Less: Net income (loss) attributable to non-controlling interests	(7,842)
Net income (loss) attributable to Perella Weinberg Partners	$8,894
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$0.19
Diluted	$0.00
Weighted-average shares of Class A common stock outstanding (1)
Basic	45,917,935
Diluted	93,231,332

(1)The Company analyzed the calculation of net income (loss) per share for periods prior to June 24, 2021, the date of the Business Combination and determined that it resulted in values that would not be meaningful to the users of the condensed consolidated financial statements; therefore, net income (loss) per share information has not been presented for periods prior to the Business Combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31,
	2022	2021
Total compensation and benefits—GAAP	$128,135	$115,627
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	(18,710)	(6,157)
Public company transaction related incentives (2)	(12,224)	(165)
Adjusted total compensation and benefits	$97,201	$109,305

Non-compensation expense—GAAP	$34,100	$26,131
TPH business combination related expenses (3)	(1,645)	(1,645)
Business Combination transaction expenses (4)	(287)	—
Adjusted non-compensation expense (5)	$32,168	$24,486

Operating income (loss)—GAAP	$(10,359)	$28,044
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,710	6,157
Public company transaction related incentives (2)	12,224	165
TPH business combination related expenses (3)	1,645	1,645
Business Combination transaction expenses (4)	287	—
Adjusted operating income (loss)	$22,507	$36,011

Non-operating income (expense)—GAAP	$14,407	$(3,513)
Change in fair value of warrant liabilities (6)	(12,006)	—
Amortization of debt costs (7)	37	1,034
Adjusted non-operating income (expense)	$2,438	$(2,479)

Income (loss) before income taxes—GAAP	$4,048	$24,531
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,710	6,157
Public company transaction related incentives (2)	12,224	165
TPH business combination related expenses (3)	1,645	1,645
Business Combination transaction expenses (4)	287	—
Change in fair value of warrant liabilities (6)	(12,006)	—
Amortization of debt costs (7)	37	1,034
Adjusted income (loss) before income taxes	$24,945	$33,532

Income tax benefit (expense)—GAAP	$(2,996)	$(2,024)
Tax impact of non-GAAP adjustments(8)	(1,442)	—
Adjusted income tax benefit (expense)	$(4,438)	$(2,024)

Net income (loss)—GAAP	$1,052	$22,507
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,710	6,157
Public company transaction related incentives (2)	12,224	165
TPH business combination related expenses (3)	1,645	1,645
Business Combination transaction expenses (4)	287	—
Change in fair value of warrant liabilities (6)	(12,006)	—
Amortization of debt costs (7)	37	1,034
Tax impact of non-GAAP adjustments (8)	(1,442)	—
Adjusted net income (loss)	$20,507	$31,508

Less: Adjusted income tax benefit (expense)	4,438
Add: If-converted tax impact (9)	(7,557)
Adjusted if-converted net income (loss)	$17,388

Weighted-average adjusted diluted shares of Class A common stock outstanding	93,526,548

Adjusted net income (loss) per Class A share—diluted, if—converted (10)	$0.19
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP Holdings LP (“PWP OpCo”) includes amortization of legacy awards granted to certain partners prior to the Business Combination and PWP Professional Partners LP (“Professional Partners”) ACU and VCU awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners.

(2)Public company transaction related incentives includes discretionary bonus payments as well as equity-based compensation for transaction-related restricted stock units (“RSUs”) which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. TPH business combination related expenses include intangible asset amortization associated with the acquisition.

(4)Transaction costs that were expensed associated with the Business Combination as well as equity-based vesting for transaction-related RSUs issued to non-employees.

(5)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.

(6)Change in fair value of warrant liabilities is non-cash and we believe not indicative of our core performance.

(7)Amortization of debt costs is composed of the amortization of debt discounts and issuance costs, which is included in interest expense.

(8)The non-GAAP tax rate represents the Company’s calculated tax expense on adjusted non-GAAP income. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.

(9)The if-converted tax rate for the three months ended March 31, 2022 represents the Company's calculated tax expense on adjusted non-GAAP income assuming the exchange of all partnership units for PWP Class A common stock, resulting in all of the Company’s income being subject to corporate-level tax.

(10)Adjusted net income (loss) per Class A share—diluted, if-converted for the three-month period ended March 31, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31, 2022
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$10,303	$(287)	(1)	$10,016
Technology and infrastructure	7,556	—		7,556
Rent and occupancy	5,729	—		5,729
Travel and related expenses	2,294	—		2,294
General, administrative and other expenses	5,275	—		5,275
Depreciation and amortization	2,943	(1,645)	(2)	1,298
Non-compensation expense	$34,100	$(1,932)		$32,168

	Three Months Ended March 31, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$5,728	$—		$5,728
Technology and infrastructure	6,956	—		6,956
Rent and occupancy	6,702	—		6,702
Travel and related expenses	661	—		661
General, administrative and other expenses	2,204	—		2,204
Depreciation and amortization	3,880	(1,645)	(2)	2,235
Non-compensation expense	$26,131	$(1,645)		$24,486

(1) Reflects an adjustment to exclude transaction costs associated with the Business Combination.

(2) Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.